                                                                    Exhibit 99.1

eMachines(TM)                                            For Immediate Release

                 eMachines Reports Second Quarter 2001 Results
         Progress on Key Management Initiatives, Strong Cash Position,
                 Increased Market Share Highlight the Quarter

IRVINE, Calif.--July 25, 2001--eMachines, Inc. (OTCBB:EEEE) today announced its financial results for the second quarter, ended June 30, 2001. For the second quarter of 2001, eMachines reported revenues of $115.9 million, compared to revenues of $124.5 million in the second quarter of 2000. Net loss from operations for the second quarter of 2001 (before non-cash stock-based compensation, amortization of intangible assets and a charge for the impairment of intangible assets totaling $10.5 million, or $0.07 per share) was $17.8 million, or $0.12 per share, compared to a net loss (before non-cash stock-based compensation and amortization of intangible assets totaling $15.1 million, or $0.10 per share) of $47.4 million, or $0.33 per share in the year earlier period.

Reflecting continued weakness in PC demand during the quarter and intense price competition, eMachines' results during the second quarter of 2001 were impacted by discounts and incentives given to retailers to facilitate sales of product inventories, and DRAM inventory devaluation charges that were affected by industry-wide price reductions. During the second quarter of 2001, eMachines completed its inventory reduction program, reducing inventory from $95.9 million at March 31, 2001 to $37.6 million at June 30, 2001.

Strong Cash Position

eMachines continues to maintain a strong balance sheet with substantially no debt. eMachines' cash position at the end of the second quarter of 2001 was $153.0 million, including cash, restricted cash and short-term investments, compared to the $155.5 million reported at the end of the first quarter of 2001. eMachines' cash position increased by $40.1 million from the $112.9 million reported at the end of the year 2000 as a result of inventory sales, collection of receivables and eMachines' increased focus on cost-management.

                                    -more-
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eMachines Report Second Quarter 2001 Results                       Page 2 of 6

"Although this has been a challenging quarter, as well as first half of 2001, we are pleased to announce that we have completed our inventory reduction program and are beginning to see progress on key initiatives for building 'the new eMachines'," said Wayne R. Inouye, President and CEO of eMachines, Inc. "With our new management team now in place and the restructuring of eMachines during the quarter, we are progressing towards our goal of achieving robust inventory turns, profitability and greatly enhanced customer service."

Highlights & Updates of Q2 2001

 . Appointed new senior management team to focus on leveraging eMachines' core competency of delivering high-quality personal computers at an affordable price with superior customer satisfaction. Team instituted departmental restructuring by reducing headcount over 20 percent and salary expense by over 50 percent.

 . Completed inventory liquidation program early in the quarter that had accumulated prior to eMachines' implementation of new inventory management initiatives related to its goal of increased inventory turns.

 . Increased US retail PC channel market share in the overall retail and combined retail and mail order categories. eMachines moved into the number two US retail PC market share position in the under $750 price band, and gained nearly 10 percentage points in the under $1,000 segment (based on April and May data from NPD Intelect).

 . Began initial development of infrastructure for new Customer Care strategy to support enhanced service solutions for retail partners and end-users, reduce total end-to-end cost, and increase customer satisfaction levels. Scheduled for implementation in the fourth quarter of 2001, eMachines' Customer Care initiatives include greatly enhancing the customer contact call center, an Internet support strategy, an end-user replacement parts program, authorized service centers and an advanced exchange program.

 . Began shipping to retailers its new Windows XP-ready 'back-to-school' PCs offering a rich set of features and ranging from a $399 Intel Celeron model up to a $999 Intel Pentium 4 system.

 .  eMachines' eMonster 800 received an "A-List" award from Smart Business
   Magazine, which stated: "Steals and Deals--We've long been fans of eMachines' bargain-basement PCs, but this one's a steal at twice the price."

 . Retained Credit Suisse First Boston to explore strategic alternatives for eMachines with the goal of maximizing shareholder value. eMachines has received expressions of interest from a number of parties. eMachines expects to conclude this evaluation process in the near term.

                                    -more-
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eMachines Report Second Quarter 2001 Results                       Page 3 of 6

PC Revenues

PC hardware revenues in the second quarter of 2001 were $114.6 million compared to $121.2 million in the year earlier period. During the second quarter of 2001, eMachines initiated a planned reduction in inventories to more accurately align them with the continued weakness in demand in the consumer PC market. Unit shipments during the second quarter of 2001 were 266,304 units compared to the 326,128 units shipped in second quarter of 2000.

Second quarter cost of hardware revenues exceeded net revenues from sales, resulting in a negative hardware gross margin of $8.9 million, as a result of industry-wide DRAM devaluation, inventory write-downs and promotional discounts provided to retailers, such as PCs bundled with a monitor at a greatly discounted price.

Internet Revenues

As a result of the restructuring of eMachines' Internet business unit, Internet-related revenues for the second quarter of 2001 decreased to $1.3 million compared to $3.2 million in the year earlier period. During the second quarter of 2001, eMachines wrote off the remaining $9.5 million of goodwill associated with the acquisition of Free-PC, Inc. in January 2000, as a result of lowered expectations for Free-PC-related Internet revenues.

Business Outlook

Due to the continued weakness in the economy and PC industry, eMachines expects to experience reduced losses in the third quarter of 2001, and break-even or slightly profitable operations in the fourth quarter. eMachines expects to achieve these improvements through continued savings in operating expenses, increased inventory turns, enhanced customer support programs and a competitive product mix.

Q2 2001 Conference Call and Webcast

eMachines will hold its second quarter 2001 conference call and live audio Webcast today at 4:30 p.m. Eastern/1:30 p.m. Pacific. Webcast details are at http://www.e4me.com/corpinfo/investors.html. An audio replay of the call will be
-------------------------------------------
available through August 10, 2001 at 719/457-0820, passcode #716494.

                                    -more-
eMachines Report Second Quarter 2001 Results                       Page 4 of 6

About eMachines, Inc.

eMachines, Inc. (OTCBB: EEEE) is a leading provider of low-cost, high-value personal computers. Founded in September 1998, eMachines began selling its low-cost 'eTower' desktop computers in November 1998. In June 1999, eMachines sold the third highest number of PCs through retailers in the United States, according to leading market research organizations, and presently holds this number three market share position. Since inception, eMachines has shipped more than 3.7 million PCs through leading national and international retailers, catalog and online merchandisers. Approximately one of every two eMachines consumers is a first-time PC buyer, based on owner registrations with eMachines. eMachines' Web site is located at http://www.e4me.com.
                                  -------------------

This press release contains forward-looking statements relating to future events and results that are based on eMachines, Inc.'s current expectations. These statements relate to the outlook and prospects for eMachines and the markets in which it operates. These statements involve risks and uncertainties including, without limitation, the level of demand for eMachines' products and services, eMachines' and its suppliers' ability to timely develop, deliver, and support new and existing products and services, eMachines' ability to manage and liquidate its inventory, reduce operating expenses and predict changes in the PC market, the cost and availability of key product components, competitive pressures relating to price reductions, new product introductions by third parties, technological innovations, eMachines' ability to enter new markets and improve customer service, and overall market conditions, including demand for computers, Internet access devices and Internet services, and the opportunity to enter into a strategic business transaction. Consequently, actual events and results in future periods may differ materially from those currently expected. Additional information regarding the factors that may affect eMachines' future performance is included in the public reports that eMachines files with the Securities and Exchange Commission.
                                    #  #  #

Press/Investor Contact:
Pattie Adams, eMachines, Inc.
408/945-1364
padams@emachinesinc.com; http://www.e4me.com
-----------------------  -------------------
                                eMachines, Inc.

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

       Quarters Ended and Six Months Ended June 30, 2001 and July 1, 2000
                    (in thousands, except share information)


                                                                                   Quarters Ended             Six Months Ended
                                                                          --------------------------- -----------------------------

                                                                          June 30, 2001  July 1, 2000  June 30, 2001  July 1, 2000
                                                                          -------------  ------------  -------------  -------------

Net revenues:
  Hardware............................................................... $     114,581  $    121,237  $     249,015  $   367,680
  Internet...............................................................         1,318         3,239          3,070        6,636
                                                                          -------------  ------------  -------------  ------------
     Net revenues........................................................       115,899       124,476        252,085      374,316
                                                                          -------------  ------------  -------------  ------------

Cost of revenues:
  Hardware...............................................................       123,482       156,533        269,519      391,512
  Internet...............................................................           483           486          1,071          839
                                                                          -------------  ------------  -------------  ------------
     Cost of revenues....................................................       123,965       157,019        270,590       392,351
                                                                          -------------  ------------  -------------  ------------

  Gross loss.............................................................        (8,066)      (32,543)       (18,505)      (18,035)
Operating expenses:
  Sales and marketing (includes $21, $22, $42 and $44 of non-cash
   stock-based compensation, respectively)...............................         1,479         4,685          5,809        10,745

  Customer service and technical support.................................         2,006         6,454          4,462        10,229
  General and administrative (includes $39, $69, $78 and $138 of
   non-cash stock-based compensation, respectively)......................         8,588         7,740         23,334        13,666

          Amortization of intangible assets..............................         1,461        14,994          2,922        25,190
  Impairment of intangible assets........................................         9,006             -          9,006             -
                                                                          -------------  ------------  -------------  ------------
     Total operating expenses............................................        22,540        33,873         45,533        59,830
                                                                          -------------  ------------  -------------  ------------

Loss from operations.....................................................       (30,606)      (66,416)       (64,038)      (77,865)
Interest and other income, net...........................................         2,339         3,906          4,681         5,805
                                                                          -------------  ------------  -------------  ------------
Net loss.................................................................       (28,267)      (62,510)       (59,357)      (72,060)

Accretion of mandatorily redeemable preferred stock to redemption value..             -             -              -        (2,346)
                                                                          -------------  ------------  -------------  ------------
Net loss attributable to common stockholders............................. $     (28,267) $    (62,510) $     (59,357) $    (74,406)
                                                                          =============  ============  =============  ============
Net loss per share attributable to common stockholders:
  Basic and diluted...................................................... $       (0.19) $      (0.43) $       (0.41) $      (0.64)
                                                                          =============  ============  =============  ============
Shares used to compute net loss per share:
  Basic and diluted......................................................   145,490,808   144,873,927    145,482,376   116,374,619
                                                                          =============  ============  =============  ============

Supplementary information:

Reconciliation from net loss attributable to common stockholders to loss before amortization of intangible assets, impairment of intangible assets, non-cash stock-based compensation, accretion of mandatorily redeemable preferred stock to redemption value and CEO transition costs and Internet business unit restructuring charge:

   Net loss atributable to common stockholders........................... $     (28,267) $    (62,510) $     (59,357) $    (74,406)
   Amortization of intangible assets.....................................         1,461        14,994          2,922        25,190
   Impairment of intangible assets                                                9,006             -          9,006             -
   Non-cash stock-based compensation.....................................            60            91            120           182
   Accretion of mandatorily redeemable preferred stock to redemption
   value.................................................................             -             -              -         2,346
   CEO transition costs and Internet business unit restructuring charge..             -             -          7,485             -
                                                                          -------------  ------------  -------------  ------------
   Loss before amortization of intangible assets, impairment of intangibleassets, non-cash stock-based compensation, accretion of mandatorily redeemable preferred stock to redemption value and CEO
    transitioncosts and Internet business unit restructuring charge...... $     (17,740) $    (47,425) $     (39,824) $    (46,688)
                                                                          =============  ============  =============  ============
Loss per share before amortization of intangible assets, impairment of intangible assets, non-cash stock-based compensation, accretion of mandatorily redeemable preferred stock to redemption value and CEO transition costs and  Internet business unit restructuring charge:
    Basic and diluted.................................................... $       (0.12) $      (0.33) $       (0.27) $      (0.40)

Shares used in computing loss per share:
   Basic and diluted.....................................................   145,490,808   144,873,927    145,482,376   116,374,619

                                eMachines, Inc.

                UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

                      June 30, 2001 and December 30, 2000
                   (in thousands, except share information)

                                                                                            June 30, 2001     December 30, 2000
                                                                                            -------------     -----------------

                                                 ASSETS
                                                 ------
Current assets:
  Cash and cash equivalents.........................................................            $ 150,811             $  96,883
  Restricted cash...................................................................                2,235                 9,124
  Short-term investments............................................................                    -                 6,901
  Accounts receivable, less allowances ($3,299 at June 30, 2001 and
    $6,119 at December 30, 2000)....................................................               45,362                91,767
  Inventories.......................................................................               37,622               163,703
  Prepaid and other current assets..................................................                5,151                 2,400
                                                                                            -------------     -----------------
     Total current assets...........................................................              241,181               370,778
Property and equipment, net.........................................................                3,011                 3,411
Intangible assets, net..............................................................                    -                11,927
Other assets........................................................................                4,631                 7,921
                                                                                            -------------     -----------------
                                                                                                $ 248,823             $ 394,037
                                                                                            =============     =================


                              LIABILITIES AND STOCKHOLDERS' EQUITY
                              ------------------------------------

Current liabilities:
  Accounts payable--related-party...................................................            $  25,770             $  58,862
  Accounts payable..................................................................                2,543                25,948
  Accrued rebates...................................................................               11,339                34,037
  Accrued royalties payable.........................................................                7,454                11,382
  Accrued expenses and other current liabilities....................................               19,055                22,886
                                                                                            -------------     -----------------
     Total current liabilities......................................................               66,161               153,115
Deferred revenue--noncurrent portion................................................                  942                 1,529
                                                                                            -------------     -----------------
Subordinated note payable to stockholder............................................                  290                   290
                                                                                            -------------     -----------------
Stockholders' equity:
  Preferred stock--undesignated, $.01 par value; 35,000,000 shares authorized;
    no shares outstanding...........................................................                   --                    --
  Common stock, $.0000125 par value; 350,000,000 shares authorized at
    June 30, 2001; 145,511,099 shares outstanding at June 30, 2001 and
    145,459,825 shares outstanding at December 30, 2000.............................                    2                     2
  Additional paid-in capital........................................................              475,088               475,623
  Unearned stock compensation.......................................................                 (587)               (1,253)
  Note receivable from stockholder..................................................                    -                  (200)
  Accumulated deficit...............................................................             (293,073)             (233,716)
  Accumulated other comprehensive loss..............................................                    -                (1,353)
                                                                                            -------------     -----------------
     Total stockholders' equity.....................................................              181,430               239,103
                                                                                            -------------     -----------------
                                                                                                $ 248,823             $ 394,037
                                                                                            =============     =================